Exhibit 99.1

Beachbody (BODi) Reports First Quarter Financial Results and Announces New Three-Year $25 Million Committed Lending Agreement

Strengthens Balance Sheet with New Three-Year $25 Million Committed Lending Agreement

Revenues and Net Loss Better Than Guidance

Gross Margin of 71%-up 350bps over prior year

Adjusted EBITDA Better than Guidance

Sixth Consecutive Quarter of Positive Adjusted EBITDA

El Segundo, Calif. (May 14, 2025) – The Beachbody Company, Inc. (NYSE: BODi) (“BODi” or the “Company”), a leading fitness and nutrition company, today announced financial results for its first quarter ended March 31, 2025.

Carl Daikeler, BODi's Co-Founder and Chief Executive Officer, commented:

"Our first quarter results mark our first full quarter in our new business model and we are pleased to have exceeded our expectations. We continue to generate higher margin revenue streams, with first quarter gross margins at their highest level in five years. We have made significant progress in broadening our go to market strategy, opening new channels of distribution that were not previously available to us. This multi-channel opportunity will allow us to reach more of our addressable market while leveraging our cost structure."

“In addition, we are thrilled to announce a new lending agreement with Tiger Finance for a $25 million, 3-year committed loan facility that we executed on May 13, 2025. This financing allowed us to retire $17.3 million of outstanding debt on May 13, 2025 while also adding approximately $5 million of capital to our balance sheet. We are excited about our new partner Tiger Finance and their conviction with the BODi business plan over the next three years.”

"While we are pleased with our first quarter results, 2025 will be a transition year for the company and it will take time for our strategic initiatives to take hold. However, with our new business model in place, I am very excited about the opportunities to optimize our top-line potential, positioning us for long-term success."

First Quarter 2025 Results

•
Total revenue was $72.4 million compared to $120.0 million in the prior year period.
o
Digital revenue was $42.9 million compared to $61.5 million in the prior year period and digital subscriptions totaled 1.02 million in the first quarter.
o
Nutrition and Other revenue was $28.7 million compared to $55.5 million in the prior year period and nutritional subscriptions totaled 0.08 million in the first quarter.
o
Connected Fitness revenue was $0.8 million compared to $3.0 million in the prior year period and approximately 1,500 bikes were delivered in the first quarter.
•
Total operating expenses were $55.2 million compared to $92.1 million in the prior year period.
•
Operating loss improved by $7.1 million to $3.7 million compared to an operating loss of $10.8 million in the prior year period.
•
Net loss was $5.7 million compared to a net loss of $14.2 million in the prior year period.
•
Adjusted EBITDA1 was $3.7 million compared to $4.6 million in the prior year period.
•
Cash provided by operating activities for the three months ended March 31, 2025 was $2.3 million compared to cash provided by operating activities of $9.1 million in the prior year period, and cash used in investing activities was $0.7 million compared to cash provided by investing activities of $3.9 million in the prior year period. Free cash flow1 was $1.6 million compared to $7.4 million in the prior year period.

Exhibit 99.1

1Definitions of (1) Adjusted EBITDA, (2) free cash flow and (3) net cash position, and reconciliations to the comparable GAAP metrics, are at the end of this release.

New Lending Agreement

BODi today announced a $35.0 million, 3-year loan facility, which includes a $10.0 million uncommitted accordion. The Company borrowed $25.0 million on May 13, 2025 and used the proceeds to fully retire the $17.3 million of outstanding debt with Blue Torch Capital as of the repayment date of May 13, 2025, ahead of the February 2026 maturity date of that loan, and provided the Company approximately $5 million in additional capital on the balance sheet.

Exhibit 99.1

Key Operational and Business Metrics

	For the Three Months Ended March 31,
	2025	2024	Change v 2024

Digital Subscriptions (in millions)	1.02	1.22	(16.6%)
Nutritional Subscriptions (in millions)	0.08	0.15	(47.7%)
Total Subscriptions (in millions)	1.10	1.37	(20.0%)

Average Digital Retention	97.0%	95.7%	130bps
Total Streams (in millions)	20.7	25.6	(19.0%)
DAU/MAU	32.5%	33.2%	-70bps

Connected Fitness Units Delivered (in thousands)	1.5	3.5	(56.9%)

Digital	$42.9	$61.5	(30.2%)
Nutrition & Other	$28.7	$55.5	(48.4%)
Connected Fitness	$0.8	$3.0	(73.6%)
Revenue (in millions)	$72.4	$120.0	(39.7%)
Net Loss (in millions)	($5.7)	($14.2)	59.6%
Adjusted EBITDA (in millions)	$3.7	$4.6	(19.6%)

Outlook for The Second Quarter of 2025

	Outlook For Quarter Ending June 30, 2025
	Low	High
(in millions)
Revenue	$51	$61

Net Loss	$(7)	$(3)

Adjustments:
Depreciation	$2	$2
Amortization of Content Assets	$2	$2
Interest Expense	$1	$1
Equity-Based Compensation	$2	$2
Other Adjustment Items	$-	$-
Total Adjustments	$7	$7

Adjusted EBITDA	$-	$4

Exhibit 99.1

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Wednesday, May 14, 2025, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 470-1428 (U.S. & Canada) and provide the conference identification number: 063200. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until May 21, 2025, by dialing (866) 813-9403 (U.S & Canada). The replay passcode is 709295.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Originally known as Beachbody, BODi has been innovating structured step-by-step home fitness and nutrition programs for 25 years such as P90X, Insanity, and 21-Day Fix, plus the first premium superfood nutrition supplement, Shakeology. Since its inception in 1999 BODi has helped over 30 million customers pursue extraordinary life-changing results. The BODi community represents millions of people helping each other stay accountable to goals of healthy weight loss, improved strength and energy, and resilient mental and physical well-being. For more information, please visit TheBeachBodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 28, 2025 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC's website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Exhibit 99.1

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents (restricted cash of $0.1 million at March 31, 2025 and December 31, 2024, respectively)	$18,126	$20,187
Restricted short-term investments	4,250	4,250
Inventory	13,480	16,303
Prepaid expenses	7,167	9,034
Other current assets	18,635	28,911
Total current assets	61,658	78,685
Property and equipment, net	10,661	12,749
Content assets, net	10,138	12,179
Goodwill	65,166	65,166
Right-of-use assets, net	2,804	3,063
Other assets	2,112	2,714
Total assets	$152,539	$174,556
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,173	$9,534
Accrued expenses	19,573	24,982
Deferred revenue	69,819	77,273
Current portion of lease liabilities	1,352	1,338
Current portion of Term Loan	16,425	9,500
Other current liabilities	3,502	5,011
Total current liabilities	118,844	127,638
Term Loan	—	9,668
Long-term lease liabilities, net	1,675	1,973
Deferred tax liabilities	—	1
Other liabilities	7,985	7,106
Total liabilities	128,504	146,386
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 4,259,361 and 4,218,828 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively;	1	1
Class X: 2,729,003 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively;	1	1
Class C: no shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	673,357	671,735
Accumulated deficit	(649,266)	(643,518)
Accumulated other comprehensive loss	(58)	(49)
Total stockholders’ equity	24,035	28,170
Total liabilities and stockholders’ equity	$152,539	$174,556

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended March 31,
	2025	2024

Revenue:
Digital	$42,911	$61,506
Nutrition and other	28,653	55,512
Connected fitness	799	3,028
Total revenue	72,363	120,046
Cost of revenue:
Digital	6,211	12,862
Nutrition and other	13,451	22,284
Connected fitness	1,152	3,618
Total cost of revenue	20,814	38,764
Gross profit	51,549	81,282
Operating expenses:
Selling and marketing	30,970	59,261
Enterprise technology and development	12,596	17,717
General and administrative	11,657	13,483
Restructuring	—	1,644
Total operating expenses	55,223	92,105
Operating loss	(3,674)	(10,823)
Other income (expense):
Loss on partial debt extinguishment	—	(1,209)
Change in fair value of warrant liabilities	(689)	(724)
Interest expense	(1,565)	(1,875)
Other income, net	225	477
Loss before income taxes	(5,703)	(14,154)
Income tax provision	(45)	(62)
Net loss	$(5,748)	$(14,216)

Net loss per common share, basic and diluted	$(0.84)	$(2.10)
Weighted-average common shares outstanding, basic and diluted	6,883	6,761

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three months ended March 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(5,748)	$(14,216)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	2,888	5,378
Amortization of content assets	2,729	4,540
Provision for inventory	146	635
Realized (gains) losses on hedging derivative financial instruments	—	64
Change in fair value of warrant liabilities	689	724
Equity-based compensation	1,726	4,365
Deferred income taxes	—	(3)
Amortization of debt issuance costs	728	585
Paid-in-kind interest expense	154	214
Loss on partial debt extinguishment	—	1,209
Change in lease assets	259	(813)
Gain on sale of property and equipment	—	(784)
Changes in operating assets and liabilities:
Inventory	2,677	3,497
Content assets	(688)	(1,831)
Prepaid expenses	1,867	707
Other assets	10,985	4,084
Accounts payable	(1,310)	(2,212)
Accrued expenses	(5,597)	(1,362)
Deferred revenue	(7,369)	4,907
Other liabilities	(1,794)	(554)
Net cash provided by operating activities	2,342	9,134
Cash flows from investing activities:
Purchase of property and equipment	(694)	(1,699)
Proceeds from sale of property and equipment	—	5,600
Net cash (used in) provided by investing activities	(694)	3,901
Cash flows from financing activities:
Proceeds from exercise of stock options	47	—
Debt repayments	(3,625)	(7,013)
Tax withholding payments for vesting of restricted stock	(151)	(206)
Net cash used in financing activities	(3,729)	(7,219)
Effect of exchange rates on cash, cash equivalents, and restricted cash	20	(296)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(2,061)	5,520
Cash, cash equivalents and restricted cash, beginning of period	20,187	33,409
Cash, cash equivalents, and restricted cash, end of period	$18,126	$38,929
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$645	$1,111
Cash paid during the period for income taxes, net	7	29
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$331	$453

Exhibit 99.1

The Beachbody Company, Inc.

Adjusted EBITDA

We use Adjusted EBITDA, which is a non-GAAP performance measure, to supplement our results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income tax provision, equity-based compensation, restructuring costs, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of depreciation and amortization and equity-based compensation) or are not related to our underlying business performance (for example, in the case of restructuring costs, interest income and expense).

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest GAAP measure, for the periods indicated:

	Three months ended March 31,
(in thousands)	2025	2024

Net loss	$(5,748)	$(14,216)
Adjusted for:
Loss on partial debt extinguishment (1)	—	1,209
Depreciation and amortization	2,888	5,378
Amortization of capitalized cloud computing implementation costs	37	37
Amortization of content assets	2,729	4,540
Interest expense	1,565	1,875
Income tax provision	45	62
Equity-based compensation (2)	1,726	4,365
Restructuring and platform consolidation costs (3)	—	1,644
Change in fair value of warrant liabilities	689	724
Gain on sale of property and equipment	—	(784)
Non-operating (4)	(218)	(280)
Adjusted EBITDA	$3,713	$4,554

1 Represents the loss related to the $1.0 million and $5.5 million partial debt prepayments that the Company made on January 9, 2024 and February 29, 2024, respectively.

2 Includes benefits due to the modification of stock awards of $0.9 million and $0.5 million for the three months ended March 31, 2025 and 2024, respectively.

3 Includes restructuring expense and personnel costs associated with key initiatives of $1.6 million during the three months ended March 31, 2024.

4 Primarily includes interest income.

The Beachbody Company, Inc.

Net Cash Position and Free Cash Flow

Net Cash Position

We use net cash position, which is a non-GAAP liquidity measure, to supplement our liquidity as presented in accordance with GAAP. We believe that net cash position is useful in viewing our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Net cash position

Exhibit 99.1

is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our net cash position, which is our cash and cash equivalents less the debt on our balance sheet for the periods indicated:

	March 31,	December 31,
(in thousands)	2025	2024

Cash and cash equivalents	$18,126	$20,187
Less:
Current portion of Term Loan	16,425	9,500
Term Loan	—	9,668
Net cash position	$1,701	$1,019

Free Cash Flow

We use free cash flow, which is a non-GAAP liquidity measure, to supplement our cash provided by (used in) operating activities as presented in accordance with GAAP. We believe that free cash flow is useful in evaluating our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Free cash flow is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our free cash flow, which is our net cash provided by (used in) operating activities less cash used for the purchase of property and equipment for the periods indicated:

	Three months ended March 31,
(in thousands)	2025	2024

Net cash provided by operating activities	$2,342	$9,134
Less:
Cash used in the purchase of property and equipment	694	1,699
Free cash flow	$1,648	$7,435

Investor Relations

IR@BODi.com